TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

ILLUSTRATED CONTRACT INSURED

     Male age 42 preferred nonsmoker
     $700,000 Face Amount with Death Benefit Option 1
     $7,000 planned annual premium paid annually on the policy anniversary

     12% Hypothetical Gross Annual Investment Option Return
     Current Cost-of-Insurance Rates

POLICY VALUE

     ENDING       [Beginning Policy Value + Net Premium - Monthly
     POLICY   =   Deduction - COI Deduction ] X Net Investment Factor
     VALUE

              =   [$22,528.07 + $6,580.00 - $0.00 - $174.44]  X  1.008514711

              =   $29,179.99


     Derivation of Investment Option Return:   11.36%

                            Gross Investment Option Rate of Return:       12.00%
                     LESS   Assumed Asset Charges: *                       0.64%
                                                                        --------
                                                                          11.36%

          * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

     PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

     NET PREMIUM      =     Gross Premium       LESS      Premium Expense Charge
                      =        $7,000           LESS      $7,000 x 6.00%
                      =        $6,580

          I)   Premium Expense Charge equals 6.00% of Gross premiums received.

     MONTHLY
     DEDUCTION        =     Policy Fee + Administrative Expense Charge
                      =         $0.00            +        $0.00
                      =         $0.00

          II)  Policy Fee for this example is $0.00

          III) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

               Administrative Expense Charge     =        $0.00

     COI
     DEDUCTION        =   Net Amount at Risk     X        COI Rate
                      =   $668,607.79            X        0.00026090000
                      =       $174.44

                       TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


     IV)  The Currect monthly Cost-of-Insurance rate is 0.00026090000

          Subtotal 1       =   Beginning Policy Value          PLUS
                               Net Premium                     LESS
                               Monthly Deduction

                           =    $22,528.07 PLUS
                                 $6,580.00 LESS
                                     $0.00

                           =    $29,108.07

          Subtotal 2       =   Corridor Percentage    X        Subtotal 1
                           =          2.09            X        $22,528.07
                           =    $47,083.67

          Minimum
          Death            =   The greater of Subtotal 2 and the Face Amount
          Benefit
                           =   The greater of $47,083.67 and $700,000

                           =   $700,000.00

          Net Amount       =   Minimum Death Benefit / 1.0032737    LESS
          at Risk              Subtotal 1

                           =               $697,715.86 LESS
                                            $29,108.07

                           =   $668,607.79

NET INVESTMENT FACTOR

          The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

          We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

          A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation Date; PLUS

                         2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

                         3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

          B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

                         2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

          C is the applicable Investment Optiuon deduction for the Valuation Period.

          For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

     V)   The currect year Mortality and Expense (M&E) charge is 0.65%

          Net                                           (1/12)
          Investment  =  [1 + Investment Option Return -
          Factor          Current Year M&E Charge]

                      =  [1 + 11.36% - 0.65% ]^(1/12)

                      =  1.008514711

                       TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                    BEGINNING                                              NET       ENDING
POLICY    POLICY       POLICY        NET     MONTHLY         COI    INVESTMENT       POLICY
 YEAR      MONTH        VALUE    PREMIUM   DEDUCTION   DEDUCTION        FACTOR        VALUE
 ----      -----        -----    -------   ---------   ---------        ------        -----
   5         1      22,528.07     $6,580        0.00      174.44   1.008514711    29,179.99
   5         2      29,179.99         $0        0.00      174.42   1.008514711    29,252.54
   5         3      29,252.54         $0        0.00      174.40   1.008514711    29,325.73
   5         4      29,325.73         $0        0.00      174.38   1.008514711    29,399.57
   5         5      29,399.57         $0        0.00      174.36   1.008514711    29,474.05
   5         6      29,474.05         $0        0.00      174.34   1.008514711    29,549.18
   5         7      29,549.18         $0        0.00      174.32   1.008514711    29,624.98
   5         8      29,624.98         $0        0.00      174.30   1.008514711    29,701.43
   5         9      29,701.43         $0        0.00      174.28   1.008514711    29,778.56
   5        10      29,778.56         $0        0.00      174.26   1.008514711    29,856.37
   5        11      29,856.37         $0        0.00      174.24   1.008514711    29,934.86
   5        12      29,934.86         $0        0.00      174.22   1.008514711    30,014.04


SURRENDER VALUE

     Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.


      Surrender            Surrender                      Initial
      Charge          =    Charge per                     Face
                           $1,000 of             x        Amount
                           Face Amount                    per $1,000


                      =         $3.85            x              $700

                      =    $2,695.00

      Surrender            Ending Policy                  Surrender
      Value           =    Value                 -        Charge

                      =    $30,014.04            -        $2,695.00

                      =    $27,319.04

DEATH BENEFITS

     For death benefit option 1, the death benefit equals the greater of:

          a)   Face amount on the date of death, or

          b) The percentage of the policy value shown in compliance with Federal Law Provisions

               For our example, the percentage of the policy value in compliance with Federal Law Provisions is 209%.

     Death
     Benefit at       =    The greater of (209% x End of Year Policy Value)
     the End of            or $700,000
     Year 5
                      =    The greater of $47,083.67 and $700,000

                      =    $700,000

                       TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

     Monthly Cost-of-Insurance rates vary by policy year.

     M&E charge declines to 0.40% in policy years 6-15 and is zero thereafter.

     Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0.

     The rates for the 42 year old illustrated are outlined as follows:

                        Surrender                                Surrender
           Policy       Charge                    Policy         Charge
            Year        Per $1,000                 Year          Per $1,000

              1            $6.41                    6               $3.21
              2            $5.77                    7               $2.56
              3            $5.13                    8               $1.92
              4            $4.49                    9               $1.28
              5            $3.85                    10              $0.64

     Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.